Exhibit 10.20

English Translation

Supplementary Agreement

Party A: Guangzhou Yitongtianxia Software Development Co., Ltd. (“Yitong”)

Contact person: [Liu Xieshu]

Party B: Guangzhou Yingzheng Information Technology Co., Ltd. (“Yingzheng”)

Contact person: [Wang Yongchao]

(1)        Yitong and Yingzheng entered into the Exclusive Technology Services and Market Promotion Services Agreement in Guangzhou on October 28, 2009.

(2)        Yitong (as Party A) and Yingzheng (as Party B) entered into the Technology Services Agreement in Guangzhou on August 6, 2010.

(3)        Yingzheng (as Party A) and Yitong (as Party B) entered into the Supplementary Agreement in respect of the said two agreements in Guangzhou on December 30, 2010.

Adhering to the principles of mutual benefit and joint development and on the basis of equality and free will, both parties, after sufficient friendly negotiations, hereby agree below in respect of the performance and amendments to the said agreements:

I.     Payment of relevant expenses

1.              Both parties confirm that pursuant to the Exclusive Technology Services and Market Promotion Services Agreement and the Technology Services Agreement, Yitong shall provide Yingzheng with the agreed technology services and market promotion services and Yingzheng shall pay Yitong certain technology services and market promotion services fees.

2.              Both parties further confirm that both parties shall perform the Exclusive Technology Services and Market Promotion Services Agreement from October 28, 2009 and the Technology Services Agreement from August 6, 2010; Yitong shall provide Yingzheng with the technology services and market promotion services agreed in relevant agreement and Yingzheng shall pay Yitong the technology service and market promotion services fees agreed in relevant agreement.

II.           Amendments to the Technology Services Agreement

1.              Article 3.7 of the Technology Services Agreement specifies “Party A and Party B shall share the incomes from the operations of the game products developed through the mobile phone network game engine software, and timely and fully remit the incomes receivable by Party B to Party B’s account on a monthly basis”. Now, both parties agree to amend this provision as “Party A and Party B shall share the incomes from the operations of the game products developed through the mobile phone network game engine software”.

2.              Article 5.4 of the Technology Services Agreement specifies “Proportion of Distribution: the incomes shall be distributed between both Parties at 4:6, i.e. 40% belongs to Party A and 60% belongs to Party B. Party A shall remit Party B’s portion to the account designated by Party B, and Party B shall issue an invoice of the received income to Party A.” Now, both parties agree to amend this provision as “Proportion of Distribution: the incomes shall be distributed between both Parties at 4:6, i.e. 40% belongs to Party A and 60% belongs to Party B. Party B shall remit Party A’s portion to the account designated by Party A, and Party A shall issue an invoice of the received income to Party B.”

3.              Both parties hereby confirm that the foregoing amendments to Article 3.7 and Article 5.4 of the Technology Services Agreement reflect in a true, accurate and complete manner the intentions and agreements of both parties in entering into the Exclusive Technology Services and Market Promotion Services Agreement and the Technology Services Agreement as well as the circumstance of the performance by both parties of the Exclusive Technology Services and Market Promotion Services Agreement and the Technology Services Agreement. Both parties hereby specifically agree that the foregoing amendments to Article 3.7 and Article 5.4 of the Technology Services Agreement shall be retroactive to the date of the Technology Services Agreement, i.e. with legal effect from August 6, 2010.

III.  Liabilities for Breach

Within the valid terms of the Exclusive Technology Services and Market Promotion Services Agreement and the Technology Services Agreement, if Party B fails to perform the obligations under any of the said agreements, Party B shall pay Party A the liquidated damages of RMB10 million. If the actual losses incurred by Party A as a result of that breach exceed the said liquidated damages, Party B shall pay such actual losses.

IV.  General

1.              This Supplementary Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising from or in connection with this Supplementary Agreement shall be resolved pursuant to the provisions of Article 9 (Dispute Resolution) of the Technology Services Agreement.

2.              This Supplementary Agreement shall be executed in duplicate, with each party hereto retaining one copy. Both parties shall have the same legal force.

3.              This Supplementary Agreement shall become effective after it is signed and sealed by both parties. Both parties hereby specifically agree that this Supplementary Agreement shall fully supersede and replace the Supplementary Agreement dated December 30, 2010, i.e. as of the effective date of this Supplementary Agreement, the Supplementary Agreement dated December 30, 2010 shall be automatically invalid and terminated.

4.              This Agreement shall have the same legal effect as the Exclusive Technology Services and Market Promotion Services Agreement and the Technology Services Agreement. In case of any inconsistency among the three agreements, this Supplementary Agreement shall prevail.

5.              This Supplementary Agreement is signed by both parties on January 6, 2011 in Guangzhou.

Guangzhou Yitongtianxia Software Development Co., Ltd.

Legal representative or authorized representative:	/s/ Wang Yongchao (affixed with common seal)

Guangzhou Yingzheng Information Technology Co., Ltd.

Legal representative or authorized representative:	/s/ Wang Yongchao (affixed with common seal)